Exhibit 99.1

American Energy Development Corp. Announces Brown #2-12 Well successfully commences production testing and delivers first oil shipment.

NEW YORK, Jan. 23, 2012 (GLOBE NEWSWIRE) - American Energy Development Corp. (OTCBB:AEDC) hereafter "AED", is pleased to announce its inaugural shipment of production from its Brown #2-12 well has been delivered.

AED’s inaugural oil shipment marks the beginning of AED’s forward growth, and provides the foundation for its growing portfolio. As part of the commencement of the production test, AED has installed production equipment while permanent equipment undergoes construction calibrated to production test results.

Geophysical data recorded from the Brown #2-12’s Niagaran oil reef structure indicated that the structure had good porosity and permeability. Production test results confirmed the data with production results showing negligible traces of water production.

AED believes the reef structure has estimated ultimate recoverable of up to 650,000 barrels of oil with produced oil sold in the market at a premium to West Texas Intermediate Crude Oil prices.

Herold Ribsskog, President of American Energy Development Corp., said, “AED is excited in hitting this milestone, AED’s first shipment of product is the beginning of a much larger growth strategy of monetizing its various well assets. The well has proven to be an oil producer and the very small water cut is something I believe is very bullish for the health of the well.”

About American Energy Development Corp.

American Energy Development Corp. is an independent US energy company, committed to creating American energy independence through the development of acreage in established oil and gas basins. Using the latest geological, geophysical, and environmental technology, the Company's goal is to locate, drill, and produce oil and gas in the United States and secure regions. American Energy Development's focus is on the development of Niagaran oil reefs in Michigan and the underexplored onshore basins in the United Kingdom.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations inside and outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding "probable," "possible," or "recoverable" reserves among others. U.S. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and Form S-1, File No. 333-169014, available from us at American Energy Development Corp., 1230 Avenue of the Americas, 7th Floor, New York, NY 10020.

CONTACT: American Energy Development Corp.
         Joel Felix, Chief Financial Officer
         1230 Avenue of the Americas, 7th Floor
         New York, NY 10020
         Phone: (888) 542-7720
         Fax: (917)-639-4000
         Web: www.aed-corp.com
         Email: ir@aed-corp.com